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                                                                 EXHIBIT 10.4



                                    HCA INC.
                         RESTRICTED SHARE UNIT AGREEMENT

         THIS RESTRICTED SHARE UNIT AGREEMENT (this "Agreement") is made and entered into as of the _____ day of May, 2005 (the "Grant Date"), between HCA Inc., a Delaware corporation (the "Company"), and [DIRECTOR], (the "Grantee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Company's 2005 Equity Incentive Plan (the "Plan").

         WHEREAS, the Company has adopted the Plan, which permits the issuanc of Restricted Share Units; and

         WHEREAS, in accordance with the provisions of an award pursuant to the Plan, the Grantee has elected to receive all or a portion of Grantee's retainers for services as a director of the Company (a "Director") in the form of a Restricted Share Unit award;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Restricted Share Unit Award.

                  1.1 The Company hereby grants to the Grantee an award ("Award") of [NUMBER] Restricted Share Units ("RSUs") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

                  1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the terms of the Plan; and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same meanings as are set forth in the Plan.

                  1.3 The Grantee's rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the RSUs shall vest in accordance with Section 2 hereof. This Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee other than by will or the laws of descent and distribution.

         2. Vesting and Payment.

                  2.1 Except as provided in Section 2.2, the Award shall vest in its entirety on the second anniversary of the Grant Date (such two year period sometimes referred to as the "Restricted Period").

                  2.2 Notwithstanding Section 2.1 above, all RSUs covered by the Award shall immediately vest upon the occurrence of a Change in Control. If the Grantee's service as a Director is terminated for any reason other than death, Disability or Retirement, the Grantee shall forfeit all rights with respect to all RSUs that are not vested on such date; provided, however, if such termination is with Cause, all RSUs whether vested or unvested shall immediately become void and of no effect. If the Grantee's service as a director is terminated by death, Disability or



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Retirement, the RSUs covered by the Award shall immediately vest, but only in proportion to the length of the Director's service as a director during such Restricted Period. For purposes of this Agreement, "Disability" shall mean that the Grantee is unable to perform the essential duties of a Director. For purposes of this Agreement, "Retirement" means that the Grantee's service as a Director terminates other than for Cause.

                  2.3 The Grantee shall be entitled to payment in respect of all RSUs covered by the Award at the time such RSUs become vested. Subject to the provisions of the Plan, such payment shall be made through the issuance to the Grantee, as promptly as practicable thereafter (or to the executors or administrators of Grantee's estate, as promptly as practicable after the Company's receipt of notification of Grantee's death, as the case may be), of a stock certificate for a number of Shares equal to the number of such vested RSUs. Except as provided in the next sentence, in no event shall payment occur later than the date that is 2 1/2 months from the end of the Grantee's first taxable year in which the Restricted Period ends with respect to this Award. Notwithstanding the foregoing, if the Grantee shall have elected an alternative payment date for the Award prior to March 15, 2005, payment shall instead be made on such alternative date.

         3. Dividend Rights.

         The Grantee shall receive dividend rights in respect of any vested RSUs covered by this Award at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Grantee as a stockholder in respect of a number of Shares equal to the number of vested RSUs then credited to Grantee hereunder. Any such dividend right shall be accrued in cash or in additional vested RSUs based upon the fair market value of a share of HCA's common stock on the date of crediting, according to the Committee's current policy. Any dividend right accrued in additional vested RSUs, which RSUs shall be subject to the terms of this Agreement.

         4. No Right to Continued Service.

         Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to continue service as a member of the Board.

         5. Adjustments.

         In the event of a change in capitalization, a change in corporate structure or any corporate transaction or event described in the Plan, the Board may make such adjustment or substitution (including by substitution of shares of another corporation) as it may determine to be appropriate, in its sole discretion, in the number and class of Shares or other stock or securities represented by RSUs. Any such adjustment (or substitution) by the Board shall be made in accordance with the provisions of the Plan and shall be final and binding for all purposes of the Plan and this Agreement.

         6. Plan Governs.

         The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms




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of the Plan, and in the case of any inconsistency between the terms of this
Agreement and the terms of the Plan, the terms of the Plan shall govern.

         7. Modification of Agreement.

         Subject to the restrictions contained in Section 14 of the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

         8. Severability.

         If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

         9. Governing Law.

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof, except to the extent that such laws are preempted by Federal law.

         10. Successors in Interest.

         This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

         11. Resolution of Disputes.

         Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.




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         12. Notices.

         All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.


         To the Company:       HCA Inc.
                               One Park Plaza
                               Nashville, TN 37203
                               Attn: Vice President - Compensation


         To the Grantee:       The address then maintained with respect to the
                               Grantee in the Company's records.


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                                             HCA Inc.


                                             By: /s/ Jack O. Bovender, Jr.
                                                 -------------------------------

                                             Grantee:


                                             -----------------------------------
                                             Please Print

                                             Grantee:


                                             -----------------------------------
                                             Signature




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